Exhibit 10.1

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (the “Agreement”) is made and entered into as of July 15, 2014, by and among Newell Capital Corporation (the “Transferor”), Apio, Inc. (the “Transferee”) and Windset Holdings 2010 Ltd., a Canadian corporation (the “Company”) (Transferor, Transferee, together with the Company, the “Parties”).

AGREEMENT

The Parties hereby agree as follows:

1.            Transfer and Sale. Subject to the terms and conditions of this Agreement and the Shareholders’ Agreement, by and among the Company, Transferor, Transferee, Dr. John P. Newell, John Newell, Steven Newell and Sylvia Helen Newell, dated as of February 15, 2011 (as amended to date, the “Related Agreement”, and as may be amended, or amended and restated from time to time), Transferor agrees to transfer and sell 68 shares of Common Stock of the Company (the “Common Shares”) and 15,857 shares of Junior Preferred Stock of the Company (“the “Junior Preferred Shares” and collectively with the Common Shares, the “Shares”) to Transferee, and Transferee agrees to purchase the Shares from Transferor, as of the Closing Date (as defined below), for an aggregate purchase price of US$11,000,000 (the “Purchase Price”).

2.            Closing; Delivery. The transfer and sale of the Shares pursuant to this Agreement shall occur simultaneously with the execution of this Agreement by the Parties (the “Closing Date”). On the Closing Date, Transferor shall deliver to Transferee:

(a)     a certificate or certificates representing the Shares, registered in the name of Transferor, duly endorsed by Transferor for transfer to Transferee or accompanied by an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Transferor in favor of Transferee against payment of the Purchase Price, which shall be paid by cash, check, or wire transfer to a bank account designated by Transferor, and

(b)     a fully executed Consent to Transfer and Waiver of First Offer Rights in the form attached hereto as Exhibit B.

3.            Representations and Warranties of Transferor. In connection with the sale and transfer of the Shares to Transferee, Transferor hereby represents and warrants as of the date hereof that:

(a)     Authorization. Transferor has all necessary power and authority to execute, deliver and perform Transferor’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of Transferor.

(b)     Ownership. Transferor is the sole beneficial owner of the Shares and that the Shares are free and clear of any liens, pledges, security interests, claims, equitable interests or encumbrances (other than restrictions on transfer under applicable state and federal laws, and restrictions under the Related Agreement). Transferor further represents that Transferor has good and marketable title to the Shares and the right and authority to sell the Shares to Transferee pursuant to this Agreement and without any third party consent.

(c)     No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree or contract (including, without limitation, the Related Agreement) or an event which results in the creation of any lien, charge or encumbrance upon the Shares.

(d)     Validity. This Agreement, when executed and delivered by such Transferor, will constitute the valid and legally binding obligation of Transferor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(e)     Informed Decision. Transferor has substantial investment experience so that Transferor has the capacity to protect his own interests and is fully capable of evaluating the merits and risks of the sale of the Shares hereunder. Transferor acknowledges and agrees that (i) Transferor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to sell the Shares hereunder, (ii) Transferor has made his own decision to sell the Shares hereunder without reliance on the Company or any other party, including without limitation, Transferee, (iii) Transferor has had a full, fair and complete opportunity to value the Shares, (iv) there is no established trading market for the Shares, (v) the Purchase Price may not be indicative of the actual fair market value of the Shares, and (vi) the value of the Shares may increase or decrease substantially over time. In full understanding of the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the Purchase Price, Transferor has voluntarily entered into this Agreement and determined to sell the Shares to Transferee hereunder.

4.            Representations and Warranties of Transferee. In connection with the transfer of the Shares to Transferee, Transferee represents and warrants as of the date hereof that:

(a)     Purchase Entirely For Own Account. Transferee is acquiring the Shares for investment for Transferee’s own account only and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Transferee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares.

(b)     Restricted Securities. Transferee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Transferee’s investment intent as expressed herein. Transferee understands that the Shares are “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, Transferee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Transferee acknowledges that the Company has no obligation to register or qualify the Shares for resale. Transferee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Transferee’s control, and which the Company is under no obligation and may not be able to satisfy.

(c)     Accredited Investor. Transferee is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that Transferee is capable of evaluating the merits and risks of acquiring the Shares.

(d)     Transfer Restrictions. Transferee will not sell, transfer, pledge or otherwise dispose of any Shares received by Transferee unless and until (a) such Shares are subsequently registered under the Securities Act and any applicable state securities laws, or (b) both (i) an exemption from such registration is available thereunder, and (ii) such transfer will not require registration of such Shares under the Securities Act. Transferee understands that the Company is not obligated, and does not intend, to register any such Shares either under the Securities Act or any state securities laws. Transferee authorizes the Company to issue stop transfer instructions to its Shares’ transfer agent, or, so long as the Company may act as its own transfer agent, to make a stop transfer notation in its appropriate records, in order to ensure Transferee’s compliance with this provision.

(e)     Informed Decision. Transferee has substantial investment experience so that Transferee has the capacity to protect its own interests and is fully capable of evaluating the merits and risks of purchasing the Shares. Transferee acknowledges and agrees that (i) Transferee is aware of the Company’s business affairs and financial condition and has acquired, other than from Transferor, sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares hereunder, (ii) Transferee has made its own decision to purchase the Shares hereunder without reliance on the Company or any other party, including without limitation, Transferor, except for the representations and warranties set forth in Section 3 herein, (iii) Transferee has had a full, fair and complete opportunity to value the Shares, (iv) there is no established trading market for the Shares, (v) the Purchase Price may not be indicative of the actual fair market value of the Shares, and (vi) the value of the Shares may increase or decrease substantially over time. In full understanding of the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the Purchase Price, Transferee has voluntarily entered into this Agreement and determined to purchase the Shares from Transferor hereunder.

5.            Agreements.

(a)     Transferee and Transferor agree to continue to be bound by the terms and conditions applicable to such parties set forth in the Related Agreement in regards to the Shares and all other shares of capital stock of the Company held by such parties. Transferee and Transferor further agree that this Agreement waives all rights of first refusal provided under Section 6.3 of the Related Agreement and consent to the transfer of Shares hereunder.

(b)     Transferee agrees that the exercisability of the Put and Call Options associated with the Junior Preferred Shares purchased by it pursuant to this Agreement (as further described in Section 6.4 of the Related Agreement) shall commence on February 15, 2020, rather than the sixth anniversary of the Closing Date (as defined in the Related Agreement). The remainder of the terms associated with the Put and Call Options (as set forth in the Related Agreement) shall remain unadjusted.

6.            Legends. Transferee authorizes the Company and its agents to place on each certificate for shares which Transferee may acquire pursuant to this Agreement:

(a)     any legends required under the Related Agreement; and

(b)     any legends required under state securities laws.

7.            Company Consent. Company fully consents to the transfer and sale of the Shares under this Agreement. Company is a party to this Agreement solely for purposes of Sections 5 (agreements to be bound), this Section 7, and 10(e) (further transfers of stock) and makes no representation or warranty as to the legality of the transfer of the Shares hereunder; provided, however, that nothing in this Section 7 shall in any way limit the Company’s right to claim any benefits inuring to it under any other sections of this Agreement. Promptly after receipt of Transferor’s certificate or certificates representing the Shares, Company shall issue and deliver to Transferee a certificate or certificates representing the Shares in the name of Transferee and shall record the sale and purchase hereunder on its books and records.

8.            Release.

(a)     Transferor and Transferee each, on behalf of itself and on behalf of its predecessors and successors, past and present agents, representatives, partners, directors, officers, attorneys, employees, servants, shareholders, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing does hereby release and forever discharge the Company, and its predecessors and successors, past and present agents, representatives, partners, directors, officers, attorneys, employees, servants, shareholders, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, from any and all claims, demands, causes of action, obligations, damages, losses, liabilities, contracts, agreements, promises, debts, costs and expenses of any kind whatsoever, whether at law or in equity, asserted or unasserted, known or unknown, suspected or unsuspected, fixed or contingent (collectively, “Claims” and individually, “Claim”), which such party ever had, now has, or may claim to have against the Company, relating to or arising from the transfer and sale of the Shares.

(b)     Transferor and Transferee each hereby acknowledge, severally and not jointly, that such party has been advised by legal counsel, is familiar with and fully understands the provisions of California Civil Code Section 1542 which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.” Having been so advised, each of Transferor and Transferee nevertheless elects to and does assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 8, and specifically waives any rights it may have under Section 1542, as well as under any other statute or common-law principle with a similar effect.

9.            Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto. The Parties acknowledge that:

(a)     they have read this Agreement;

(b)     they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)     they understand the terms and consequences of this Agreement and of the releases it contains; and

(d)     they are fully aware of the legal and binding effect of this Agreement.

10.           Miscellaneous.

(a)     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)     Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them concerning such subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties to this Agreement.

(c)     Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery or when sent by e-mail, or (b) upon the expiration of five days following deposit with the United States Postal Service, by registered or certified mail, return receipt requested, postage prepaid, or (c) upon delivery by an overnight courier which provides evidence of delivery addressed to the party as shown on the signature pages hereto, or at such other address as any party may designate by ten (10) days’ advance written notice to the other parties hereto. Any such notice shall also be sent, if to the Transferee, with a copy (which copy shall not constitute notice to the Company) to Orrick, Herrington & Sutcliffe LLP, c/o Dolph Hellman, 405 Howard St., San Francisco, CA 94105.

(d)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)     Successors and Assigns; Transfer of Shares. The rights and obligations of Transferee under this Agreement may only be assigned with the prior written consent of the Company. Transferee understands that the Company is entitled to withhold its consent to transfer of the Shares or assignment of Transferee’s rights and obligations under this Agreement unless Transferee requires as a condition to any such transfer or assignment that Transferee’s transferees or assigns execute an agreement similar to this Agreement or otherwise agree to be bound by terms and conditions similar to those contained in this Agreement.

[Signature pages follow]

The Parties have executed this Stock Transfer Agreement as of the date first set forth above.

TRANSFEROR:

APIO, INC.

By:	/s/ Gregory S. Skinner
(Signature)

Name:	Gregory S. Skinner
Title:	Vice President

Address:	Attn: Chief Executive Officer
P.O. Box 727
Guadalupe, CA 93434
rmidyett@apioinc.com

TRANSFEREE:

NEWELL CAPITAL CORPORATION

By:	/s/ Steven Newell
(Signature)

Name:	Steven Newell
Title:	Director

Address:	3660-41B Street
Delta, BC V4K 3N2

SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT

The Parties have executed this Stock Transfer Agreement as of the date first set forth above.

COMPANY:

WINDSET HOLDINGS 2010 LTD.

By:	/s/ Steven Newell
(Signature)

Name:	Steven Newell
Title:	Director

Address:	Attn: Chief Financial Officer
3660 41-B Street
Delta, BC Canada V4K 3N2
tmartin@windset.com

SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Transfer Agreement by and among the undersigned (“Transferor”), Apio, Inc. (“Transferee”) and Windset Holdings 2010 Ltd. (the “Company”), dated ________ __, 2014, Transferor hereby sells, assigns and transfers unto Transferee 68 shares of Common Stock of the Company and 15,857 shares of Junior Preferred Stock of the Company, standing in Transferor’s name on the Company’s books and represented by Certificate No. CS-__ and Certificate No. JP-__, respectively, and does hereby irrevocably constitute and appoint the Company as transfer agent with authority to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: ______________________________	NEWELL CAPITAL CORPORATION

By:
(Signature)

Name:
Title:

EXHIBIT B

CONSENT TO TRANSFER AND WAIVER OF RIGHT OF FIRST REFUSAL

Reference is made to that that certain Stock Transfer Agreement by and among the undersigned (“Transferor”), Apio, Inc. (“Transferee”) and Windset Holdings 2010 Ltd. (the “Company”), dated as of ________ __, 2014 (the “Stock Transfer Agreement”) and that certain Shareholders’ Agreement by and among the Company, Transferor, Transferee, Dr. John P. Newell, John Newell, Steven Newell and Sylvia Helen Newell, dated as of February 15, 2011 (as amended to date, the “Related Agreement”). The undersigned hereby (i) consent to the transfer of 68 shares of Common Stock of the Company and 15,857 shares of Junior Preferred Stock of the Company from the Transferor to the Transferee contemplated by the Stock Transfer Agreement (the “Share Transfer”), (ii) waive all rights of first refusal under section 6.3 of the Related Agreement in connection with the Share Transfer and (iii) agree to deem the Share Transfer as a “Permitted Transfer” under the Related Agreement.

Dated: ______________________________	DR. JOHN P. NEWELL

By:
(Signature)

Dated: ______________________________	JOHN NEWELL

By:
(Signature)

Dated: ______________________________	STEVEN NEWELL

By:
(Signature)

Dated: ______________________________	SYLVIA HELEN NEWELL

By:
(Signature)